Exhibit 99.1

Press Release

XTI Aerospace Secures $20 Million JPMorgan Chase & Co. Asset-Based Lending Facility

Facility enhances liquidity, supports working capital efficiency and reinforces disciplined path of sustainable, cash-flow positive growth

ENGLEWOOD, Colo., Feb. 17, 2026 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace,” “XTI,” or the “Company”), an aerospace technology company focused on building and scaling its Drone Nerds, LLC (“Drone Nerds”) subsidiary, a drone platform serving enterprise and government customers, announced that certain of its subsidiaries, including Drone Nerds, have entered into an Asset-Based Lending (“ABL”) credit facility with JPMorgan Chase & Co. (“JP Morgan”), effective February 11, 2026 (the “credit facility”).

The credit facility provides up to $20 million of revolving borrowing capacity, subject to a borrowing base comprised of eligible accounts receivable and inventory, each subject to advance rates and reserves. The ABL will provide Drone Nerds with ample liquidity to fund future growth, working capital and routine dividends to the Company. Proceeds from the ABL will also be used to repay the Company $10.5 million for existing indebtedness incurred by Drone Nerds during the acquisition.

“Securing this credit facility with JP Morgan is an important milestone in aligning our capital structure with our operating model,” said Scott Pomeroy, Chief Executive Officer of XTI. “As the Drone Nerds platform drives continued revenue growth, we expect the credit facility to provide flexibility as we seek to optimize our inventory and order book to serve our enterprise and government customers.”

About XTI Aerospace, Inc.

XTI Aerospace, Inc. (Nasdaq: XTIA) is an aerospace technology company focused on the advancement of vertical flight. Through its Drone Nerds business, acquired in November 2025, XTI is a premier provider of unmanned aircraft systems (“UAS”), solutions, services and hardware. Through its XTI Aircraft business, the Company is engaged in the development of advanced vertical takeoff and landing (“VTOL”) aircraft with the range and speed of planes and the take-off and landing capability of helicopters.

For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412

© XTI Aerospace, Inc | XTIAerospace.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Forward-looking statements may be identified by words such as “believe,” “continue,” “could,” “would,” “will,” “expect,” “intend,” “plan,” “target,” “estimate,” “project,” or similar expressions. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks include, but are not limited to, XTI’s and Drone Nerd’s ability to generate sufficient revenue and cash flow, availability under the credit facility, compliance with financial covenants under the credit facility, market adoption, regulatory requirements, supply chain conditions, technological developments, access to capital, and changes in applicable laws or regulations. XTI undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances. Readers are encouraged to review the risk factors described in XTI’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

Contacts

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact

Investor Relations:

Dave Gentry, CEO

RedChip Companies, Inc.

Phone: 1-407-644-4256

Email: XTIA@redchip.com

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412

© XTI Aerospace, Inc | XTIAerospace.com